Exhibit 3.9

Corporations Section P.O.Box 13697 Austin, Texas 78711-3697	Hope Andrade Secretary of State
Office of the Secretary of State
CERTIFICATE OF FILING
OF
Grey Wolf Supply Inc.
File Number: 801119173
The undersigned, as Secretary of State of Texas, hereby certifies that a Certificate of Formation for the above named Domestic For-Profit Corporation has been received in this office and has been found to conform to the applicable provisions of law.
ACCORDINGLY, the undersigned, as Secretary of State, and by virtue of the authority vested in the secretary by law, hereby issues this certificate evidencing filing effective on the date shown below.
The issuance of this certificate does not authorize the use of a name in this state in violation of the rights of another under the federal Trademark Act of 1946, the Texas trademark law, the Assumed Business or Professional Name Act, or the common law.
Dated: 05/05/2009
Effective: 05/05/2009

Hope Andrade Secretary of State

Come visit us on the internet at http://www.sos.state.tx.us/
Phone: (512) 463-5555	Fax: (512) 463-5709	Dial: 7-1-1 for Relay Services
Prepared by: Lynda Boots	TID: 10306	Document: 256752790002

Corporations Section P.O.Box 13697 Austin, Texas 78711-3697	Hope Andrade Secretary of State
Office of the Secretary of State
May 06, 2009
CT Corporation System
701 Brazos, Ste. 720
Austin, TX 78701 USA
RE: Grey Wolf Supply Inc.
File Number: 801119173
It has been our pleasure to file the certificate of formation and issue the enclosed certificate of filing evidencing the existence of the newly created domestic for-profit corporation.
Unless exempted, the entity formed is subject to state tax laws, including franchise tax laws. Shortly, the Comptroller of Public Accounts will be contacting the entity at its registered office for information that will assist the Comptroller in setting up the franchise tax account for the entity. The initial franchise tax report will be due a year and 89 days after the effective date of formation. Thereafter, an annual franchise tax report is due each May 15. Information about franchise tax, and contact information for the Comptroller’s office, is available on their web site at http://window.state.tx.us/taxinfo/franchise/index.html.
The entity formed does not file annual reports with the Secretary of State. Documents will be filed with the Secretary of State if the entity needs to amend one of the provisions in its certificate of formation. It is important for the entity to continuously maintain a registered agent and office in Texas. Failure to maintain an agent or office or file a change to the information in Texas may result in the involuntary termination of the entity.
If we can be of further service at any time, please let us know.
Sincerely,
Corporations Section
Business & Public Filings Division
(512) 463-5555
Enclosure

Come visit us on the internet at http://www.sos.state.tx.us/
Phone: (512) 463-5555	Fax: (512) 463-5709	Dial: 7-1-1 for Relay Services
Prepared by: Lynda Boots	TID: 10285	Document: 256752790002

CERTIFICATE OF FORMATION
OF
GREY WOLF SUPPLY INC.
          The undersigned natural person of the age of eighteen years or more, acting as an organizer of a corporation under the Texas Business Organizations Code (‘TBOC”), hereby adopts the following Certificate of Formation for such corporation:
ARTICLE ONE
          The name of the corporation is Grey Wolf Supply Inc.
ARTICLE TWO
          The period of the corporation’s duration is perpetual.
ARTICLE THREE
          The purpose or purposes for which the corporation is incorporated is for the transaction of any and all lawful business for which corporations may be incorporated under the TBOC.
ARTICLE FOUR
          The total number of shares of capital stock that the corporation shall have authority to issue is one thousand (1,000) shares, consisting of one thousand (1,000) shares of common stock, par value $0.10 per share.
ARTICLE FIVE
          The corporation will not commence business until it has received for the issuance of its shares consideration of the value of $100.00, consisting of money, labor done or property actually received.
ARTICLE SIX
          The street address of the corporation’s registered office is 350 N. St. Paul Street, Dallas, Texas 75201, and the name of its registered agent at such address is CT Corporation System.
ARTICLE SEVEN
          The number of directors of the corporation shall be fixed by, or in the manner provided in, the bylaws. Initially, the number of directors constituting the board of directors is four (4) and the names and addresses of the persons who are initially to serve as directors until the first annual meeting of the shareholders or until such director’s respective successor is elected and qualified are:

Name	Address
Douglas J. Strong	4200, 150 – 6th Avenue S.W.
Calgary Alberta T2P 3Y7
Canada

David W. Wehlmann	10370 Richmond Avenue, Ste. 600
Houston, Texas 77042

David J. Crowley	10370 Richmond Avenue, Ste. 600
Houston, Texas 77042

Kenneth J. Haddad	10370 Richmond Avenue, Ste. 600
Houston, Texas 77042
ARTICLE EIGHT
          Elections of directors need not be written ballot unless the bylaws of the corporation shall so provide.
ARTICLE NINE
          Except as otherwise provided in this Certificate of Formation, in furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the bylaws of the corporation.
ARTICLE TEN
          No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for an act or omission in the director’s capacity as a director, except to the extent otherwise expressly provided by a statute of the State of Texas.
          All directors of the corporation shall be entitled to indemnification by the corporation to the maximum extent permitted by the TBOC (or such comparable statutory provision governing indemnification by a Texas corporation of its directors as may from time to time be applicable). If the TBOC or the Texas Miscellaneous Corporation Laws Act hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be eliminated or limited to the fullest extent permitted by the amended statute.
          Any amendment, repeal, or modification of this Article Ten shall be prospective only and shall not adversely affect any right or protection of a director of the corporation existing at the time of such amendment, repeal or modification.

ARTICLE ELEVEN
          The corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Formation, in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.
ARTICLE TWELVE
          To the fullest extent allowed by Section 6.202 of the TBOC or any successor statutory provision, as from time to time amended, any action required or permitted to be taken at any meeting of the shareholders of the corporation may be taken without a meeting, without prior notice and without a vote, if a consent or counterpart consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to authorize the taking of such action at a meeting at which all shares entitled to vote on such action were present and voted. Prompt notice of the taking of any corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to such action.
ARTICLE THIRTEEN
          Meetings of shareholders may be held within or without the State of Texas, as the bylaws may provide.
ARTICLE FOURTEEN
          The name and address of the organizer is:

Name	Address
Robert F. Gray, Jr.	700 Louisiana, Suite 3400
Houston, TX 77002

          IN WITNESS WHEREOF, the undersigned, being the organizer of Grey Wolf Supply Inc., has executed this Certificate of Formation this 5th day of May, 2009.

Robert F. Gray. Jr.
Robert F. Gray, Jr. Organizer

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